Exhibit 10.10

MOTOROLA SOLUTIONS

OMNIBUS INCENTIVE PLAN OF 2006,

AS AMENDED AND RESTATED NOVEMBER 8, 2011

1. Purpose. The purposes of the Motorola Solutions Omnibus Incentive Plan of 2006, as Amended and Restated November 8, 2011 (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) and its Subsidiaries or to serve as directors of Motorola Solutions, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and Motorola Solutions’ stockholders by providing them stock options and other stock and cash incentives.

2. Administration. The Plan will be administered by a Committee (the “Committee”) of the Motorola Solutions Board of Directors consisting of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(b) the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation and Leadership Committee shall serve as the Committee administering the Plan until such time as the Board designates a different Committee.

The Committee shall have the discretionary authority to construe and interpret the Plan and any benefits granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other benefits at or after grant, to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or other benefit granted under the Plan, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of Motorola Solutions and its stockholders and in accordance with the purposes of the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other awards to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are, or who are reasonably expected to be, “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”) and any reference in the Plan to the Committee shall include such officer or officers.

3. Participants. Participants may consist of all employees of Motorola Solutions and its Subsidiaries and all non-employee directors of Motorola Solutions; provided, however, the following individuals shall be excluded from participation in the plan: (a) contract labor (including without limitation black badges, brown badges, contractors, consultants, contract employees and job shoppers) regardless of length of service; (b) employees whose base wage or base salary is not processed for payment by a Payroll Department of Motorola Solutions or any Subsidiary; (c) any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company enters into for service. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Motorola Solutions and which Motorola Solutions consolidates for financial reporting purposes shall be a “Subsidiary” for purposes of the Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

4. Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 19,047,120 shares of Motorola Solutions common stock (which number, and the other share numbers in this Plan,

Exhibit 10.10

reflects both Motorola Solutions’ January 4, 2011 one-for-seven reverse stock split and Motorola Solutions’ January 4, 2011 spin-off of Motorola Mobility Holdings, Inc. (the “2011 Transactions”). The Board of Directors and the stockholders on May 1, 2006 approved a merger of the Motorola Solutions Omnibus Incentive Plan of 2003, Motorola Solutions Omnibus Incentive Plan of 2002, the Motorola Solutions Omnibus Incentive Plan of 2000, and the Motorola Solutions Amended and Restated Incentive Plan of 1998 (collectively, the “Prior Plans”) into this Plan, so that on or after the date this Plan was approved by stockholders, the maximum number of shares reserved for issuance under this Plan shall not exceed (a) the total number of shares reserved for issuance under this Plan plus (b) the number of shares approved and available for grant under the Prior Plans as of the date of such stockholder approval (adjusted as appropriate to reflect the 2011 Transactions) plus (c) any shares that become available for issuance pursuant to the remainder of this section 4 (adjusted as appropriate to reflect the 2011 Transactions). If there is (i) a lapse, expiration, termination, forfeiture or cancellation of any Stock Option or other benefit outstanding under this Plan or a Prior Plan, prior to the issuance of shares thereunder or (ii) a forfeiture of any shares of restricted stock or shares subject to stock awards granted under this Plan or a Prior Plan prior to vesting or (iii) any Stock Option or other benefit under this Plan or a Prior Plan is settled in cash, then the shares subject to these options or other benefits shall be added to the shares available for benefits under the Plan (to the extent permitted under the terms of the Prior Plans if the award originally occurred under such plan). Shares covered by a benefit granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Each stock-settled Stock Appreciation Right will count as one share, notwithstanding the fact that the net shares delivered upon exercise may be less than the number of stock-settled Stock Appreciation Rights granted. Any shares of Motorola Solutions common stock exchanged by an optionee as full or partial payment of the exercise price under any Stock Option exercised under the Plan and any shares retained by Motorola Solutions to comply with applicable income tax withholding requirements for any Stock Option, restricted stock, stock award or any other benefit under the Plan or any Prior Plans, shall be treated as issued and deducted from the aggregate number of shares available for benefits under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Motorola Solutions. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options (as defined in Section 422 of the Code); provided, however, notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan or the Prior Plans), such Options shall be treated as nonqualified Stock Options.

Under the Plan, no participant may receive in any calendar year (i) Stock Options relating to more than 714,267 shares, (ii) Stock Appreciation Rights relating to more than 714,267 shares, (iii) Restricted Stock or Restricted Stock Units relating to more than 357,133 shares, (iv) Performance Shares relating to more than 357,133 shares, or (v) Deferred Stock Units relating to more than 11,904 shares. No non-employee director may receive in any calendar year Stock Options relating to more than 11,904 shares or Restricted Stock Units or Deferred Stock Units relating to more than 11,904 shares but excluding any Stock Options, Restricted Stock Units, or Deferred Stock Units a non-employee director elects to receive at Fair Market Value in lieu of all or a portion of such non-employee director’s Compensation. Compensation for this purpose includes all cash remuneration payable to a non-employee director, other than reimbursement for expenses, and shall include retainer fees for service on the Motorola Solutions Board of Directors; fees for serving as Chairman of the Board or for serving as Chairman or member of any committee of the Board; compensation for work performed in connection with service on a committee of the Board or at the request of the Board, any committee of the Board or a Chief Executive Officer or any other kind or other category of fees or payments which may be put into effect in the future.

Exhibit 10.10

The shares reserved for issuance and each of the limitations set forth above shall be subject to adjustment in accordance with section 16 hereof.

5. Types of Benefits. Benefits under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Cash Awards, Annual Management Incentive Awards and Other Stock or Cash Awards, all as described below.

6. Stock Options. Stock Options may be granted to participants, at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The exercise price for each option shall be determined by the Committee but shall not be less than 100% of the fair market value of Motorola Solutions’ common stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. The exercise price, upon exercise of any option, shall be payable to Motorola Solutions in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares having a fair market value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired shares, (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Motorola Solutions the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to Motorola Solutions, and (d) such other methods of payment as the Committee, at its discretion, deems appropriate. Stock Options may not include the right to be credited with dividend equivalents. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may implement, a one time only option exchange offer, pursuant to which certain outstanding Stock Options could, at the election of the person holding such Stock Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Stock Options with a lower exercise price, or other equity benefit as approved by the Committee, provided that such one time only option exchange offer is implemented within twelve months of the date of such stockholder approval.

7. Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options. The grant price of a substitute SAR shall be equal to the exercise price of the related option and the substitute SAR shall have substantive terms (e.g., duration) that are equivalent to the related option. The grant price of any other SAR shall be equal to the fair market value of Motorola Solutions’ common stock on the date of its grant. An SAR may not include the right to be credited with dividend equivalents. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a substitute SAR or ten years in the case of any other SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the participant shall be entitled to receive payment from Motorola Solutions in an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR payment may be made only in stock. In no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower grant price or reduce the grant price of an outstanding SAR.

Exhibit 10.10

8. Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock provides participants the rights to receive shares after vesting in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee. Restricted Stock Units provide participants the right to receive shares at a future date after vesting in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b) a requirement that the holder forfeit (or in the case of shares or units sold to the participant, resell to Motorola Solutions at cost) such shares or units in the event of termination of employment during the period of restriction; or

(c) the attainment of performance goals including without limitation those described in section 14 hereof.

All restrictions shall expire at such times as the Committee shall specify. In the Committee’s discretion, participants may be entitled to dividends or dividend equivalents on awards of Restricted Stock or Restricted Stock Units.

9. Deferred Stock Units. Deferred Stock Units provide a participant a vested right to receive shares of common stock in lieu of other compensation at termination of employment or service or at a specific future designated date. In the Committee’s discretion, Deferred Stock Units may include the right to be credited with dividend equivalents in accordance with the terms and conditions of the units.

10. Performance Shares. The Committee shall designate the participants to whom long-term performance stock (“Performance Shares”) is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each award of Performance Shares shall entitle the participant to a payment in the form of shares of common stock upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Shares award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee (as defined in section 2 above). The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Share award.

11. Performance Cash Awards. The Committee shall designate the participants to whom cash incentives based upon long-term performance (“Performance Cash Awards”) are to be awarded and determine the amount of the award and the terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each Performance Cash Award shall entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration

Exhibit 10.10

as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any performance goal by any participant who is a Covered Employee (as defined in section 2 above) and the maximum amount earned by a Covered Employee in any calendar year may not exceed $10,000,000. The Committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Cash Award.

12. Annual Management Incentive Awards. The Committee may designate Motorola Solutions executive officers who are eligible to receive a monetary payment in any calendar year based on a percentage of an incentive pool equal to 5% of Motorola Solutions’ “consolidated earnings before income taxes” (as defined below) for the calendar year. The Committee shall allocate an incentive pool percentage to each designated executive officer for each calendar year. In no event may the incentive pool percentage for any one executive officer exceed 30% of the total pool.

For the purposes hereof, “consolidated earnings before income taxes” shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of: the following items, if and only if, such items are separately identified in the Company’s quarterly earnings press releases: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business or investment, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition.

As soon as possible after the determination of the incentive pool for a Plan year, the Committee shall calculate the executive officer’s allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The executive officer’s incentive award then shall be determined by the Committee based on the executive officer’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to an executive officer who is a Covered Employee (as defined in section 2 above) be increased in any way, including as a result of the reduction of any other executive officer’s allocated portion.

13. Other Stock or Cash Awards. In addition to the incentives described in sections 6 through 12 above, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of Motorola Solutions and subject to such other terms and conditions as it deems appropriate; provided an outright grant of stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.

14. Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Cash Awards and other incentives under the Plan to a Covered Employee (as defined in section 2) may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of Motorola Solutions common stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance Criteria shall be calculated in accordance with the Company’s financial statements (including without limitation the Company’s “consolidated earnings before income taxes” as defined in section 12), generally accepted accounting principles, or under an

Exhibit 10.10

objective methodology established by the Committee prior to the issuance of an award which is consistently applied. However, the Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal.

15. Change in Control. Except as otherwise determined by the Committee at the time of grant of an award, upon a Change in Control of Motorola Solutions, (i) all outstanding Stock Options and SARs shall become vested and exercisable; (ii) all restrictions on Restricted Stock and Restricted Stock Units shall lapse; (iii) all performance goals shall be deemed achieved at target levels and all other terms and conditions met; (iv) all Performance Shares shall be delivered, all Performance Cash Awards, Deferred Stock Units and Restricted Stock Units shall be paid out as promptly as practicable; (v) all Annual Management Incentive Awards shall be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and (vi) all Other Stock or Cash Awards shall be delivered or paid; provided, however, that the treatment of outstanding awards set forth above (referred to herein as “accelerated treatment”) shall not apply if and to the extent that such awards are assumed by the successor corporation (or parent thereof) or are replaced with an award that preserves the existing value of the award at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the original award; provided, however, that with respect to any awards that are assumed or replaced, such assumed or replaced awards shall provide for the accelerated treatment with respect to any participant that is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months of the Change in Control.

The term “Cause” shall mean, with respect to any participant, (i) the participant’s conviction of any criminal violation involving dishonesty, fraud or breach of trust or (ii) the participant’s willful engagement in gross misconduct in the performance of the participant’s duties that materially injures the Company or a Subsidiary.

The term Good Reason shall mean, with respect to any participant, without such participant’s written consent, (i) the participant is assigned duties materially inconsistent with his position, duties, responsibilities and status with the Company or a Subsidiary during the 90-day period immediately preceding a Change in Control, or the participant’s position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control (whether or not occurring solely as a result of the Company ceasing to be a publicly traded entity), (ii) the Company reduces the participant’s annual base salary or target incentive opportunity under the Company’s annual incentive plan, such target incentive opportunity as in effect during the 90-day period immediately prior to the Change in Control, or as the same may be increased from time to time, unless such target incentive opportunity is replaced by a substantially equivalent substitute opportunity, (iii) the Company or a Subsidiary requires the participant regularly to perform his duties of employment beyond a fifty (50) mile radius from the location of the participant’s employment immediately prior to the Change in Control, or (iv) the Company purports to terminate the Participant’s employment other than pursuant to a notice of termination which indicates the Participant’s employment has been terminated for “Cause” (as defined above) and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment.

A “Change in Control” shall mean:

A Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor provision thereto, whether or not Motorola Solutions is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act),

Exhibit 10.10

directly or indirectly, of securities of Motorola Solutions representing 20% or more of the combined voting power of Motorola Solutions’ then outstanding securities (other than Motorola Solutions or any employee benefit plan of Motorola Solutions; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of Motorola Solutions’ securities by either of the foregoing), (b) there shall be consummated (i) any consolidation or merger of Motorola Solutions in which Motorola Solutions is not the surviving or continuing corporation or pursuant to which shares of common stock would be converted into or exchanged for cash, securities or other property, other than a merger of Motorola Solutions in which the holders of common stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Motorola Solutions other than any such transaction with entities in which the holders of Motorola Solutions common stock, directly or indirectly, have at least a 65% ownership interest, (c) the stockholders of Motorola Solutions approve any plan or proposal for the liquidation or dissolution of Motorola Solutions, or (d) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

In the event that a payment or delivery of an award following a Change in Control would not be a permissible distribution event, as defined in Section 409A(a)(2) of the Code or any regulations or other guidance issued thereunder, then the payment or delivery shall be made on the earlier of (i) the date of payment or delivery originally provided for such benefit, or (ii) the date of termination of the participant’s employment or service with the Company or six months after such termination in the case of a “specified employee” as defined in Section 409A(a)(2)(B)(i).

16. Adjustment Provisions.

(a) In the event of any change affecting the number, class, market price or terms of the shares of common stock by reason of stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a Subsidiary, combination of shares, exchange of shares, stock rights offering, or other similar event, or any distribution to the holders of shares of common stock other than a regular cash dividend, (any of which is referred to herein as an “equity restructuring”), then the Committee shall make an equitable substitution or adjustment in the number or class of shares which may be issued under the Plan in the aggregate or to any one participant in any calendar year and in the number, class, price or terms of shares subject to outstanding awards granted under the Plan as it deems appropriate. Such substitution or adjustment shall equalize an award’s intrinsic and fair value before and after the equity restructuring.

(b) In direct connection with the sale, lease, distribution to stockholders, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Motorola Solutions or a Subsidiary (a “Divestiture”), the Committee may authorize the assumption or replacement of affected participants’ awards by the spun-off facility or organization unit or by the entity that controls the spun-off facility or organizational unit following disaffiliation.

(c) In the event of any merger, consolidation or reorganization of Motorola Solutions with or into another corporation which results in the outstanding common stock of Motorola Solutions being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for

Exhibit 10.10

each share of common stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of Motorola Solutions will be entitled pursuant to the transaction.

(d) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs without stockholder approval.

17. Substitution and Assumption of Benefits. The Board of Directors or the Committee may authorize the issuance of benefits under this Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Motorola Solutions or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in section 4 hereof, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange.

18. Nontransferability. Each benefit granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Subject to the approval of the Committee in its sole discretion, Stock Options may be transferable to members of the immediate family of the participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

19. Taxes. Motorola Solutions shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving notice to the person entitled to receive such payment or delivery, and Motorola Solutions may defer making payment or delivery as to any award, if any such tax is payable, until indemnified to its satisfaction. In connection with the exercise of a Stock Option or the receipt or vesting of shares hereunder, a participant may pay all or a portion of any withholding as follows: (a) with the consent of the Committee, by electing to have Motorola Solutions withhold shares of common stock having a fair market value equal to the amount required to be withheld up to the minimum required statutory withholding amount; or (b) by delivering irrevocable instructions to a broker to sell shares and to promptly deliver the sales proceeds to Motorola Solutions for amounts up to and in excess of the minimum required statutory withholding amount. For restricted stock and restricted stock unit awards, no withholding in excess of the minimum statutory withholding amount will be allowed.

20. Duration of the Plan. No award shall be made under the Plan more than ten years after the date of its adoption by the Board of Directors; provided, however, that the terms and conditions applicable to

Exhibit 10.10

any option granted on or before such date may thereafter be amended or modified by mutual agreement between Motorola Solutions and the participant, or such other person as may then have an interest therein.

21. Amendment and Termination. The Board of Directors or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an award or pursuant to the terms of any incentive plan implemented pursuant to this Plan, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent; provided, however, that the Committee may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options without a participant’s consent. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws, regulations, or stock exchange rules.

22. Fair Market Value. The fair market value of shares of Motorola Solutions’ common stock at any time shall mean the closing price for a share of Motorola Solutions common stock on the date as of which such value is being determined as reported for the New York Stock Exchange- Composite Transactions in the Wall Street Journal at www.online.wsj.com. In the event the New York Stock Exchange is not open for trading on such date, or if the common stock does not trade on such day, fair market value for this purpose shall be the closing price of the common stock on the immediately preceding date for which transactions were reported; provided, however, that if fair market value for any date cannot be so determined, fair market value shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

23. Other Provisions.

(a) The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of common stock after exercise or vesting of benefits, or forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or effective as of January 1, 2008 cancellation of awards or benefits, reimbursement of compensation paid or reimbursement of gains realized, upon certain restatement of financial results.

(b) In the event any benefit under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan and the Board of Directors or the Committee may, in its discretion, establish one or more sub-plans to reflect such modified provisions. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

(c) The Committee, in its sole discretion, may require a participant to have amounts or shares of common stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.

Exhibit 10.10

(d) Neither the Plan nor any award shall confer upon a participant any right with respect to continuing the participant’s employment with the Company; nor shall they interfere in any way with the participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the employee and the Company.

(e) No fractional Shares shall be issued or delivered pursuant to the Plan or any award, and the Committee, in its discretion, shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(f) Payments and other benefits received by a participant under an award made pursuant to the Plan shall not be deemed a part of a participant’s compensation for purposes of determining the participant’s benefits under any other employee benefit plans or arrangements provided by the Company or a Subsidiary, notwithstanding any provision of such plan to the contrary, unless the Committee expressly provides otherwise in writing.

(g) The Committee may permit participants to defer the receipt of payments of awards pursuant to such rules, procedures or programs it may establish for purposes of this Plan. Notwithstanding any provision of the Plan to the contrary, to the extent that awards under the Plan are subject to the provisions of Section 409A of the Code, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section.

24. Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Illinois (without regard to any state’s conflict of laws principles). Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.

25. Stockholder Approval. The Plan was adopted by the Board of Directors on February 23, 2006, and subsequently approved by stockholders at the annual meeting of stockholders on May 1, 2006.